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CUSIP No. 462726100                    13G                   Page 14 of 14 Pages


                                                                       EXHIBIT 1

               JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 13, 2006

                                TRIDENT CAPITAL MANAGEMENT V, L.L.C
                                TRIDENT CAPITAL FUND-V, L.P.
                                TRIDENT CAPITAL FUND-V AFFILIATES FUND, L.P.
                                TRIDENT CAPITAL FUND-V AFFILIATES FUND (Q), L.P. TRIDENT CAPITAL FUND-V PRINCIPALS FUND, L.P. TRIDENT CAPITAL PARALLEL FUND-V, C.V.


                                By: /s/ Peter T. Meekin
                                    --------------------------------------------
                                Name: Peter T. Meekin
                                Title: Managing Director


                                /s/ Peter T. Meekin
                                ------------------------------------------------
                                Peter T. Meekin